UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2004

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 3, 2004, Pinnacle Entertainment, Inc. (the “Company”) consummated a public offering of $100 million in aggregate principal amount of 8.25% Senior Subordinated Notes due 2012 at 105% of par (the “New Notes”) under an effective shelf registration statement on file with the Securities and Exchange Commission. The Company issued the New Notes as additional notes under an indenture pursuant to which, on March 15, 2004, it issued $200 million aggregate principal amount of 8.25% Senior Subordinated Notes due 2012 (the “Initial Notes” and, collectively with the New Notes, the “8.25% Notes”). In connection with the closing of the offering of New Notes, on December 3, 2004, the Company and certain of its subsidiaries entered into a first supplemental indenture to the indenture governing the 8.25% Notes with The Bank of New York, as trustee. The first supplemental indenture is filed as Exhibit 4.1 hereto and is incorporated herein by this reference. The Company’s press release, dated December 3, 2004, relating to the closing of the offering of New Notes is filed herewith as Exhibit 99.1 and is incorporated herein by this reference.

The 8.25% Notes bear interest at 8.25% per year, and interest is payable on each March 15 and September 15. The 8.25% Notes are redeemable, at the Company’s option, in whole or in part, on the following dates, at the following redemption prices (expressed as percentages of par value):

On and after March 15,	at a percentage of par value equal to
2008	104.125%
2009	102.063%
2010	100.000%
2012	Maturity

The 8.25% Notes are the Company’s unsecured obligations, guaranteed on a senior subordinated basis by all the Company’s existing and future material domestic restricted subsidiaries, as defined in the indenture. The Company’s Casino Magic Argentina subsidiaries do not guarantee the debt. The indenture governing the 8.25% Notes contains certain covenants limiting the ability of the Company and its restricted subsidiaries to incur additional indebtedness, issue preferred stock, pay dividends or make certain distributions, repurchase equity interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell equity interests in the Company’s subsidiaries, or enter into certain mergers and consolidations. The indenture also requires that the Company offer to repurchase the 8.25% Notes upon a change of control, as defined in the indenture.

Events of default under the indenture include: (1) failure to make payments on the 8.25% Notes when due, (2) failure to comply with covenants, (3) failure to pay other debt of $10.0 million or more, or default under such debt resulting in acceleration of the maturity of such debt, (4) failure to satisfy or discharge any final judgment in excess of $10.0 million, and (5) occurrence of certain insolvency events.

In addition to being trustee under the indenture governing the 8.25% Notes, The Bank of New York is the trustee under the indentures governing the Company’s 8.75% Senior Subordinated Notes due 2013 and 9.25% Senior Subordinated Notes due 2007. In addition, The Bank of New York is acting as the depositary in connection with the pending tender offer the Company commenced on November 16, 2004 to purchase a portion of its remaining 9.25% Senior Subordinated Notes due 2007. The Bank of New York has also acted as depositary for certain of the Company’ previous tenders offers for its own debt securities, and may do so in the future. The Bank of New York receives, and expects to receive, customary fees for the services it renders for the Company.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
Exhibit 4.1	First Supplemental Indenture dated as of December 3, 2004 by and between the Company, its subsidiary guarantors signatory thereto and The Bank of New York.

Exhibit 99.1	Press release dated December 3, 2004, issued by Pinnacle Entertainment, Inc.

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: December 6, 2004	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 4.1	First Supplemental Indenture dated as of December 3, 2004 by and between the Company, its subsidiary guarantors signatory thereto and The Bank of New York.

Exhibit 99.1	Press release dated December 3, 2004, issued by Pinnacle Entertainment, Inc.